UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	September 2, 2008

LADISH CO., INC.
(Exact name of registrant as specified in its charter)

Wisconsin	0-23539	31-1145953
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

5481 S. Packard Avenue
Cudahy, Wisconsin 53110
(Address of principal executive offices, including zip code)
(414) 747-2611
(Registrant’s telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

        On September 2, 2008 the Registrant sold $50,000,000 of Series C Senior Notes to a number of qualified, institutional buyers in a private placement. The Series C Senior Notes have a seven-year life, maturing on September 2, 2015. Interest on the Series C Senior Notes is payable semi-annually at a rate of 6.41%. The Registrant used the proceeds from the Series C Senior Notes to repay existing indebtedness and for general corporate purposes. In conjunction with the placement of the Series C Senior Notes, the Registrant and the holders of the Registrant’s Series B Senior Notes amended the note agreement for the Series B Senior Note.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits.

99	(a)	September 2, 2008 Press Release

(b)	September 2, 2008 Series C Terms Agreement to Note Purchase Agreements

(c)	Second Amendment Dated September 2, 2008 to Note Purchase Agreement Dated as of July 20, 2001

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

LADISH CO., INC.
Date: September 2, 2008	By: /s/ Wayne E. Larsen
Wayne E. Larsen
Vice President Law/Finance & Secretary

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